Exhibit 32

CERTIFICATION

The undersigned officers of the registrant certify that, to their knowledge, the annual report on Form 10-K for the annual period ending December 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)) and that information contained in this report fairly presents, in all material respects, the financial condition and results of operation of the registrant as of the dates and for the periods expressed in the report.

Date: June 11, 2004	/s/ Frederick D. Sancilio
Dr. Frederick D. Sancilio
Executive Chairman and Chief Executive Officer

Date: June 11, 2004	/s/ Gina Gutzeit
Gina Gutzeit
Interim Chief Financial Officer